Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 6, 2026 with respect to the financial statements of Sparton Aydin, LLC for the year ended December 31, 2025, included in this Current Report of Innovative Solutions and Support, Inc. on Form 8-K/A. We consent to the incorporation by reference of said report in the Registration Statements of Innovative Solutions and Support, Inc. on Forms S-3 (File No. 333-290859 and File No. 333-267595) and Forms S-8 (File No. 333-163712 and File No. 333-235689).

Philadelphia, Pennsylvania
October 6, 2026